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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Plug Power Inc.:

        We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

        Our report dated March 17, 2015 contains an explanatory paragraph that states the scope of management's assessment of internal control over financial reporting excluded the internal control over financial reporting of ReliOn, Inc. ("ReliOn"), which the Company acquired in April 2014. ReliOn represented 3% of total assets and 5% of total revenue included in the Company's consolidated financial statements as of and for the year ended December 31, 2014. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of ReliOn.

/s/ KPMG LLP

Albany, New York
July 31, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM